Exhibit 10.20

IN THE CIRCUIT COURT OF THE STATE OF OREGON

FOR THE COUNTY OF CLACKAMAS

KIRKMAN GROUP, INC., a Nevada corporation,
KIRKMAN LABORATORIES, INC., an Oregon corporation,
and KIRKMAN GROUP INTERNATIONAL, INC., a foreign corporation,

Plaintiffs,

v.

HTO NEVADA INC., dba Kirkman, a Delaware corporation, HTO HOLDINGS INC., a foreign corporation, HEMPTOWN ORGANICS CORP., a British Columbia corporation, HEMPTOWN USA, LLC., a California limited liability Company, and FUNCTIONAL BRANDS INC., fka HT NATURALS, INC., a Delaware corporation,,

Defendants.

Case No. ___________

CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

Filing Fee Authority: $281.00

(ORS) 21.135(1), (2)(g)

Amount of Claim: $2,227,366.00

NOT SUBJECT TO MANDATORY ARBITRATION

1. Pursuant to ORCP 73, defendants HTO Nevada Inc., a Delaware corporation, HTO Holdings Inc., a foreign corporation, Hemptown Organics Corp., a British Columbia corporation, Hemptown USA, LLC., a California limited liability company, and Functional Brands Inc., fka HT Naturals, Inc., a Delaware Corporation, (collectively “Defendants”) hereby confesses judgment in favor of Plaintiffs Kirkman Group, Inc., a Nevada corporation,, Kirkman Laboratories, Inc., an Oregon corporation, and Kirkman Group International, Inc., a foreign corporation, (collectively “Plaintiffs”) as follows:

a. A General Money Judgment against Defendants jointly and severally in the amount of Two Million Two Hundred Twenty-Seven Thousand Three Hundred Sixty-Six Dollars ($2,227,366.00) pursuant to the terms of the Asset Purchase Agreement dated June 28, 2019, as amended from time to time since its execution, via series of amendments, collateral agreements and forbearance agreements (collectively the “APA”), including without limitation the Sixth Amended Forbearance Agreement agreed upon by the Plaintiffs and Defendants on or about May 1, 2025 (the “Sixth Forbearance Agreement”) attached hereto as Exhibit 1 and incorporated herein by this reference, less any payments made by or on behalf of Defendants under the Sixth Forbearance Agreement; and,

b. A judgment of foreclosure with respect to assets secured pursuant to the APA as outlined below.

Page 1 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
T 503-782-6442 www.tripilaw.com

2. The underlying facts confessed to by Defendants, jointly and severally are as follows:

a. Under the APA, Defendant HTO Nevada Inc. agreed to purchase certain assets of Plaintiffs for one million six hundred fifty-seven thousand dollars ($1,657,000).

b. The current amount due under the APA, as further amended and as modified by the Sixth Forbearance Agreement, is Two Million Two Hundred Twenty-Seven Thousand Three Hundred Sixty-Six Dollars ($2,227,366.00).

c. HTO Nevada Inc. was acquired by Functional Brands Inc. on or about May 19, 2023, as part of a corporate restructuring; and, is now a wholly owned subsidiary of Functional Brands Inc.

d. HTO Holdings Inc. transferred all outstanding shares of HTO Nevada Inc. to Functional Brands Inc. a wholly owned subsidiary of Functional Brands Inc.

e. HTO Holdings Inc. is an affiliated entity with Functional Brands Inc.

f. Hemptown Organics Corp., incorporated in British Columbia, is identified as their parent company.

g. Hemptown USA, LLC is a subsidiary of Hemptown Organics Corp.

h. Plaintiffs are secured parties in Collateral pursuant to the terms of the APA and its related documents and their security interests are valid and were timely perfected by the filing of a financing statement with the Oregon Secretary of State as Filing Nos. 93201126, 93201140 and 93201157.

i. There is good and valuable consideration supporting the Plaintiffs’ security interest in the Collateral.

j. The Sixth Forbearance Agreement authorizes Plaintiffs to file and enter this Confession of Judgment against Defendants in the event of a default under the terms of the Sixth Forbearance Agreement.

3. Plaintiffs are entitled to foreclose on the Collateral and recover possession, and, if necessary, dispose of it in accordance with the Sixth Forbearance Agreement and applicable law, including UCC Article 9.

4. For the purposes of this confession and ORCP 73, Defendants hereby authorize the entry of a judgment against Defendants, jointly and severally, in Plaintiffs favor for Two Million Two Hundred Twenty -Seven Thousand Three Hundred Sixty-Six dollars ($2,227,366.00), less any payments made by or on behalf of Defendants under the Sixth Forbearance Agreement,

5. The Forbearance Agreement resolves a payment dispute between and among Plaintiffs and Defendants for amounts due to Plaintiffs.

Page 2 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
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6. This action herein is not based on a contract, obligation, or liability that arises out of the sale of goods or the furnishing of services for personal, family, or household use, or out of a loan or other extension of credit for personal, family, or household purposes, or on a promissory note that is based on such a sale or extension of credit.

7. Defendants acknowledge that this confession of judgment is for a debt justly and presently due.

8. Defendants have defaulted under the terms of the Sixth Forbearance Agreement.

9. Defendants consent to the jurisdiction and venue of the Clackamas County Circuit Court. At the time of signing this confession of judgment, Defendants had a place of business in and/or engaged in significant business activities in Clackamas County Oregon, in particular 6400 Rosewood St. Lake Oswego, Oregon 97035. Defendants hereby consent to Plaintiffs filing this Confession of Judgment in any county or state in which a defendant resides if a defendant no longer resides or can be found in Clackamas County Oregon at the time of default.

10. If payments have been made pursuant to the Sixth Forbearance Agreement, Plaintiffs shall file a partial satisfaction of judgment in the amount of such payments within ten (10) business days after entry of this confession of judgment.

11. Defendants understand that this confession of judgment authorizes the entry of judgment without further proceeding and authorizes execution, strict foreclosure and judicial foreclosure to enforce payment of the judgment.

12. Defendants confess that all Security Agreements are hereby foreclosed; and, further confess and authorize the entry of a judgment of foreclosure in Plaintiff’s favor entitling Plaintiffs to the foreclosure rights and remedies provided by law and agreed to in Exhibit 1 and the APA.

13. Defendants confess that a decree of foreclosure be entered that Plaintiffs are hereby granted possession of the Collateral described above.

14. In addition to remedies set forth above, Defendants consent to Plaintiffs pursing the rights and remedies of strict foreclosure as allowed by law.

15. Defendants shall surrender the Collateral to Plaintiffs within ten (10) days of the date of this Confession of Judgment is entered.

16. Plaintiffs are authorized to foreclose its security interest in the Collateral and to:

a. sell the same in a commercially reasonable manner as permitted by law; and, apply the proceeds of any sale of the Collateral to the satisfaction of this judgment, including all lawful expenses of collection and sale, with any deficiency or surplus to be handled in accordance with applicable law; and/or

b. upon lawful foreclosure and acceptance of the collateral, retain, possess, and utilize the Collateral for the purposes of continuing its operations or business functions, free and clear of any claim, lien, or right of redemption of the Defendants and all persons claiming by, through, or under the Defendants.

Page 3 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
T 503-782-6442 www.tripilaw.com

17. Plaintiffs and Defendants agree that this court will retain jurisdiction for the purpose of executing and entering any further orders, writs or amendments to this judgment. All parties agree to execute any and all documents necessary to implement the intent of the rights and remedies set forth in Exhibit 1.

18. Defendants agree to pay to Plaintiffs any and all expenses (including reasonable attorney fees and costs) incurred by Plaintiffs to collect or attempt to collect monies owed under this confession of judgment.

19. ORCP 73 B Statement of Defendants

I, Eric Gripentrog, hereby give the following written statement under ORCP 73 B on behalf of HTO Nevada Inc., HTO Holdings Inc., Hemptown Organics Corp., Hemptown USA, LLC, and Functional Brands Inc. in my capacity as their Chief Executive Officer, being first duly sworn, upon oath depose and say that the following statement and Confession of Judgment is true.

By signing this Confession of Judgment, Defendants acknowledge that:

(1) Eric Gripentrog is authorized to bind Defendants;

(2) Defendants authorizes the entry of a general judgment and money award (“General Judgment”) against it in the principal amount of Two Million Two Hundred Twenty-Seven Thousand Three Hundred Sixty-Six Dollars ($2,227,366.00) (the General Judgment shall be partially satisfied to the extent any amounts have been paid by Defendants under the terms of the Agreement);

(3) the sum of Two Million Two Hundred Twenty-Seven Thousand Three Hundred Sixty-Six Dollars ($2,227,366.00), less any installments paid under the Sixth Forbearance Agreement, is justly and currently due to Plaintiffs for the reasons set forth in the above paragraph 2 and the Forbearance Agreement;

(4) Defendants authorizes a judgment of foreclosure and acknowledge Plaintiffs rights to Strict Foreclosure;

(5) Defendants understand that this statement authorizes entry of a General Money Judgment and a Judgment of Foreclosure without further proceedings and without notice, which would authorize execution to enforce payment of the General Money Judgment and foreclosure of Plaintiffs’ security interests.

Page 4 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
T 503-782-6442 www.tripilaw.com

MONEY AWARD

A-1	Judgment Creditor:	KIRKMAN GROUP, INC., a Nevada Corporation Attention: David K. Humphrey 17387 63rd Avenue Lake Oswego, OR 97035
A-2	Judgment Creditor:	KIRKMAN LABORATORIES, INC., an Oregon Corporation, Attention: David K. Humphrey 17387 63rd Avenue Lake Oswego, OR 97035
A-3	Judgment Creditor:	KIRKMAN GROUP INTERNATIONAL, INC, a foreign Corporation Attention: David K. Humphrey 17387 63rd Avenue Lake Oswego, OR 97035
B.	Judgment Creditor’s Attorney:	Joseph A. Tripi 5603 S Hood Ave. Portland, OR 97239 O-503.782.6442 D-503.782.6441 joe@tripilaw.com
C.	Person Other than Judgment Creditor Entitled to Any Portion of Judgment:	None
D-1	Judgment Debtor:	HTO NEVADA INC., a Delaware Corporation Attn: Eric Gripentrog, President c/o Zayn P. Kalyan, Registered 6400 Rosewood Street Lake Oswego, OR 97035
D-2	Judgment Debtor:	HTO HOLDINGS INC., a Delaware Corporation Attn: Eric Gripentrog, CEO 6400 SW Rosewood Street Lake Oswego, OR 97034
D-3	Judgment Debtor:	HEMPTOWN ORGANICS CORP., a British Columbia Corporation Attn: Eric Gripentrog, CEO 6400 SW Rosewood Street Lake Oswego, OR 97034
D-4		HEMPTOWN USA LLC., a California Limited Liability Company Attn: Eric Gripentrog, CEO 6400 SW Rosewood Street Lake Oswego, OR 97034

Page 5 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
T 503-782-6442 www.tripilaw.com

D-5		FUNCTIONAL BRANDS INC. a Delaware Corporation Attn: Eric Gripentrog, CEO 6400 SW Rosewood Street Lake Oswego, OR 97034
E.	Judgment Debtor’s Attorneys:	Unknown
F.	Principal Amount of Judgment Amount:	$2,227,366.00, plus See Items I and J
G.	Prejudgment Interest:	9% per annum from May 1, 2025, until entry of judgment
H.	Post-judgment Interest:	9% per annum from entry of judgment until paid in full.
I.	Costs:	$TBD per ORCP 68
J.	Attorney Fees:	$TBD per ORCP 68

DATED this 28th day of May, 2025.

I, Eric Gripentrog, first duly sworn, depose and say: that, subject to the penalties for false swearing provided under ORS 162.075, I am the Agent and a principal for HTO Nevada Inc., HTO Holdings Inc., Hemptown Organics Corp., Hemptown USA, LLC, and Functional Brands Inc. in the foregoing instrument; that I have knowledge of the facts therein set forth; that all statements made in said instrument are true and correct as I verily believe.

/s/ Eric Gripentrog
Eric Gripentrog

STATE OF	Oregon	)
) ss.
COUNTY OF	Washington	)

This instrument was acknowledged before me on May 28th. 2025, by Eric Gripentrog, to me known to be the Agent and principal for HTO Nevada, Inc., HTO Holdings, Inc., Hemptown Organics Corp., Hemptown USA, LLC and Functional Brands, Inc..

Notary Public for	Orgen
My Commission Expires:	June 21, 2025

Page 6 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
T 503-782-6442 www.tripilaw.com

Based on the foregoing Confession of Judgment signed by Defendants HTO Nevada Inc., a Delaware corporation, HTO Holdings Inc., a foreign corporation, Hemptown Organics Corp., a British Columbia corporation, Hemptown USA, LLC., a California Limited Liability, and Functional Brands Inc. a Delaware Corporation,

IT IS HEREBY ORDERED AND ADJUDGED that both a general money judgment and a judgment of foreclosure be entered as set forth above.

Submitted by:

Joseph A. Tripi, OSB #924837

Of Attorneys for Plaintiffs

Page 7 – CONFESSION OF JUDGMENT FOR MONEY AWARD AND DECREE OF FORECLOSURE

The Law Office of Joseph A. Tripi PC
5603 S. Hood Avenue
Portland, Oregon 97239
T 503-782-6442 www.tripilaw.com